EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form 8-K of our reports, dated March 10, 1995, included in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of NMR of America, Inc. (No. 33-61681), relating to the consolidated financial statements and schedules of Morgan Medical Holdings, Inc. and Subsidiaries as of December 31, 1994, and for the two years in the period then ended.



                              /s/ Garcia & Ortiz, P.A.

                              GARCIA & ORTIZ, P.A.



Tampa, Florida
September 29, 1995






























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